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                                                       Filed by 3Com Corporation
                                                         Pursuant to Rule 14a-12
                                          of the Securities Exchange Act of 1934

                                Subject Company: TippingPoint Technologies, Inc.
                                                  Commission File No.: 001-15715


                                                           FOR IMMEDIATE RELEASE

For more information, contact:

     Media and Industry Analysts:       Investors and Financial Analysts:
     Joseph Vukson                      Ciel Caldwell
     3Com Corporation                   3Com Corporation
     508-323-1228                       508-323-1198
     joseph_vukson@3Com.com             ciel_caldwell@3Com.com


           3COM CORPORATION TO ACQUIRE TIPPINGPOINT TECHNOLOGIES, INC.

 Leading Intrusion Prevention System Strengthens 3Com's Enterprise Offering and
         Enhances Secure, Converged Voice and Data Networking Portfolio

MARLBOROUGH, Mass., December 13, 2004 - 3Com Corporation (Nasdaq: COMS) today announced it has signed an agreement to acquire publicly held TippingPoint Technologies, Inc., (Nasdaq: TPTI). TippingPoint is the leading provider of network-based Intrusion Prevention Systems (IPS) that deliver in-depth application protection, infrastructure protection and performance protection for corporate enterprises, government agencies, service providers and academic institutions. With this acquisition, 3Com's customers will now have access to one of the industry's most compelling secure, converged voice and data networking solutions portfolio, leveraging TippingPoint's award-winning IPS solutions. Also, TippingPoint customers will benefit from 3Com's global reach and infrastructure, while continuing to experience TippingPoint's high-touch security expertise.

     Under the terms of the agreement, 3Com will pay $47 cash per outstanding share of TippingPoint stock which represents a 13 percent premium over the closing price on Friday December 10, 2004. The total purchase price will be approximately $430 million

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including acquisition costs and assumed options using the treasury method. The acquisition is subject to various standard closing conditions, including regulatory approval and approval by TippingPoint stockholders, and is expected to close in the 3rd quarter of 3Com's fiscal 2005. Upon approval, TippingPoint will operate as a division of 3Com with TippingPoint CEO, Kip McClanahan, assuming the role of division president, reporting directly to 3Com CEO, Bruce Claflin. TippingPoint is headquartered in Austin, Texas, and employs approximately 125 people.

     TippingPoint's in-line, high performance technologies offer network infrastructure, application and performance protection for all IP-based voice and data traffic. The acquisition strengthens 3Com's enterprise-focused product portfolio and further demonstrates its commitment to delivering secure, converged networks. Additionally, TippingPoint's early leadership and expertise in securing and optimizing IP Telephony uniquely complements 3Com's VoIP portfolio.

     "TippingPoint's products, solutions and employees are all world class," said Mr. Claflin. "We will provide them access to the 3Com's global resources and infrastructure to expand their ability to deliver best-of-breed security products. The integration of TippingPoint into 3Com enhances our ability to deliver secure, converged networks to the enterprise market."

     "Networking and security technologies are merging. As the market embraces the benefits of a converged networking infrastructure, there must be a shift from general purpose to purpose-built security solutions that are tightly integrated, performing at line speed and in real time," said Mr. McClanahan. "Joining our network-based IPS solution with 3Com makes this convergence of networking and security a reality."

     TippingPoint products have been widely recognized for their excellent engineering and real-world performance. The world's foremost independent security testing facility, The NSS Group, chose TippingPoint as its exclusive NSS Gold award winner in the IPS market. TippingPoint won the Network Protection Product of the Year award from IDG

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and Techworld.com and the Enterprise Resource Protection eWeek Excellence Award.
TippingPoint IPS was the first to secure Common Criteria Certification in all four government-validated protection profiles (analyzer, sensor, scanner and system).

MARKET OPPORTUNITY AND SYNERGIES

     The total addressable market for IPS is significant and growing each year. In-line IPS is the fastest growing segment of the Intrusion Detection System /Intrusion Prevention System market, according to Infonetics Research. As businesses continue to realize the true benefits, more and more budget dollars are expected to be pointed towards IPS solutions. 3Com's strength in the small and medium enterprise market along with its global sales and service capabilities will enable TippingPoint's products to reach customers that previously would not have been able to benefit from IPS technology.

FINANCIAL ANALYST CALL INFORMATION

     3Com and TippingPoint will be hosting a joint call for investors and analysts at 4:30 PM EST today, Monday December 13th. To participate on the call, U.S. and international parties may dial (913) 905-3238. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com's Investor Relations website (www.3com.com/IR) in the Earnings Webcast section.

     For those unable to participate on the live call, a 24-hour replay will be available starting at 8:00 PM ET on December 13 by dialing (719) 457-0820, Confirmation Code: 526865. A replay will also be available over the Internet at 3Com's Investor Relations website (www.3com.com/IR) in the Earnings Webcast section.

ABOUT TIPPINGPOINT TECHNOLOGIES, INC.

TippingPoint is the leading provider of network-based intrusion prevention systems that deliver in-depth Application Protection, Infrastructure Protection, and Performance Protection for corporate enterprises, government agencies, service providers and academic institutions. Our innovative approach offers customers unmatched network-based security with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas, and can be contacted through its Web site at www.TippingPoint.com or by telephone at 1-88UNITYONE.

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ABOUT 3COM CORPORATION

3Com is a leading provider of converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. When customers exercise choice, their choice is 3Com. For further information, please visit www.3Com.com, or the press site www.3Com.com/pressbox.

3Com and the 3Com logo are registered trademarks of 3Com Corporation. All other company and product names may be trademarks of their respective holders.


                                      # # #


THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN INCLUDE STATEMENTS ABOUT (I) THE CONSUMMATION OF THE PENDING ACQUISITION OF TIPPINGPOINT BY 3COM, THE BENEFITS OF THE PENDING ACQUISITION AND THE EXPECTED TIMING OF THE CONSUMMATION OF THE ACQUISITION AND (II) THE ADDRESSABLE MARKET FOR IPS AND EXPECTED GROWTH IN THAT MARKET. THESE STATEMENTS ARE SUBJECT TO INHERENT RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE FOLLOWING: APPROVAL OF THE ACQUISITION BY THE STOCKHOLDERS OF TIPPINGPOINT; THE SATISFACTION OF THE CONDITIONS TO THE CLOSING OF THE ACQUISITION, INCLUDING THE RECEIPT OF REGULATORY APPROVALS; THE ABILITY TO REALIZE THE ANTICIPATED BENEFITS OR SYNERGIES OF THE TRANSACTION IN A TIMELY MANNER OR AT ALL; AND TRENDS IN THE NETWORKING INDUSTRY. ADDITIONAL INFORMATION RELATING TO THE UNCERTAINTY AFFECTING TIPPINGPOINT'S AND 3COM'S BUSINESSES ARE CONTAINED IN THEIR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY FORWARD-LOOKING STATEMENT SPEAKS ONLY AS OF THE DATE ON WHICH SUCH STATEMENT WAS MADE, AND TIPPINGPOINT AND 3COM DO NOT UNDERTAKE ANY OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ON WHICH SUCH STATEMENT WAS MADE, OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

ADDITIONAL INFORMATION

In connection with the merger, TippingPoint will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF TIPPINGPOINT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The proxy statement and other relevant documents may be obtained free of charge by directing a request to William Murphy at (512) 681-8320. In addition, documents filed with the SEC by TippingPoint will be available free of charge at the SEC's web site at HTTP://WWW.SEC.GOV.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of TippingPoint in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by TippingPoint with the SEC.